                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints John W. Holaday, Robert B. Ott and Richard E. Baltz (each, an "Agent", and collectively, "Agents") or any of them, his true and lawful attorney-in-fact and agent for and in his name, place and stead, in any and all capacities, to sign the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.


Signature                                     Title                                         Date
---------                                     -----                                         ----
/s/ John W. Holaday, Ph.D.                    Chairman of the Board and                     March 8, 2002
---------------------------                   Chief Executive Officer
John W. Holaday, Ph.D.                        (principal executive officer)


 /s/ Dane R. Saglio                           Chief Accounting Officer                      March 8, 2002
----------------------------------            (principal financial and
Dane R. Saglio                                 accounting officer)


/s/ Donald S. Brooks                          Director                                      March 8, 2002
---------------------------------
Donald S. Brooks

                                              Director                                      March _, 2002
-----------------------------------
Jerry Finkelstein

/s/ Jennie C. Hunter-Cevera                   Director                                      March 8, 2002
------------------------------
Jennie C. Hunter-Cevera

/s/ Marc C. M. Randall                        Director                                      March 8, 2002
----------------------------
Mark C. M. Randall

/s/ Wendell M. Starke                         Director                                      March 8, 2002
---------------------------
Wendell M. Starke

/s. Peter S. Knight                           Director                                      March 8, 2002
------------------------------
Peter S. Knight